Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Third Quarter 2016 Financial Results

TYSONS CORNER, Va., October 27, 2016 - MicroStrategy® Incorporated (Nasdaq: MSTR), a leading worldwide provider of enterprise software platforms, today announced financial results for the three-month period ended September 30, 2016 (the third quarter of its 2016 fiscal year).

Third quarter 2016 revenues were $129.9 million versus $129.5 million for the third quarter of 2015, essentially flat year over year. Product licenses and subscription services revenues for the third quarter of 2016 were $37.3 million versus $34.1 million for the third quarter of 2015, a 9% increase. Product support revenues for the third quarter of 2016 were $72.5 million versus $71.4 million for the third quarter of 2015, a 1% increase. Other services revenues for the third quarter of 2016 were $20.2 million versus $24.1 million for the third quarter of 2015, a 16% decrease. Foreign currency headwinds continued to have a negative impact on revenues for the third quarter of 2016.

Operating expenses for the third quarter of 2016 were $77.0 million versus $74.1 million for the third quarter of 2015, a 4% increase. MicroStrategy did not capitalize any software development costs during the third quarter of 2016 or 2015.

Income from operations for the third quarter of 2016 was $30.0 million, as compared to income from operations of $30.7 million for the third quarter of 2015. Net income for the third quarter of 2016 was $26.6 million, or $2.31 per share on a diluted basis, as compared to net income of $23.9 million, or $2.06 per share on a diluted basis, for the third quarter of 2015.

Non-GAAP income from operations, which excludes share-based compensation expense and restructuring costs, was $33.4 million for the third quarter of 2016 versus $35.4 million for the third quarter of 2015. The tables at the end of this press release include a reconciliation of income from operations to non-GAAP income from operations for the three months ended September 30, 2016 and 2015. An explanation of this non-GAAP measure is also included under the heading “Non-GAAP Financial Measure” below.

As of September 30, 2016, MicroStrategy had cash and cash equivalents and short-term investments of $578.9 million, as compared to $485.7 million as of December 31, 2015, an increase of $93.2 million. As of September 30, 2016, MicroStrategy had 9.4 million shares of class A common stock and 2.0 million shares of class B common stock outstanding.

Conference Call

MicroStrategy will be discussing its third quarter 2016 financial results on a conference call today beginning at approximately 5:00 p.m. EDT. To access the conference call, dial (844) 824-7425 (domestically) or (716) 220-9429 (internationally) and use conference ID 87893779. A live webcast and replay of the conference call will be available under the “Events” section on MicroStrategy’s investor relations website at http://ir.microstrategy.com/events.cfm. The replay will be available beginning approximately two hours after the call concludes until November 3, 2016 at (855) 859-2056 (domestically) or (404) 537-3406 (internationally) using the passcode 87893779. An archived webcast will also be available under the “Events” section on MicroStrategy’s investor relations website at http://ir.microstrategy.com/events.cfm.

MicroStrategy Desktop™ Available at No Charge

Earlier this month, MicroStrategy announced that MicroStrategy Desktop is available at no charge. Users new to the field of analytics and business intelligence, including students and young professionals, can leverage MicroStrategy Desktop to explore popular data sources and build insightful visualizations to help make better business decisions. To download MicroStrategy Desktop for Mac® or PC, visit: https://www.microstrategy.com/us/desktop.

MicroStrategy Launched Jump Start, Free Education Program to Kickstart MicroStrategy 10™ Adoption

In August 2016, MicroStrategy announced the launch of Jump Start, a free educational program designed to help MicroStrategy customers, partners, and prospects build practical skills and learn MicroStrategy 10 functionality to drive faster adoption across the enterprise. The five-day program is appropriate for all skills levels and is being held monthly in cities around the world.

Jump Start training is being delivered in nine different languages including English, Spanish, French, Italian, Portuguese, German, Korean, Japanese and Chinese, and taking place in 29 cities around the world. The program teaches MicroStrategy fundamentals, as well as more advanced topics such as creating visually compelling dashboards; connecting to data from a variety of sources including Salesforce®, Facebook and Hadoop; and creating mobile apps that deliver critical insights to users. Each day-long class is structured to stand on its own, so participants can choose to sign up for a single day or attend the full week program. To sign up for Jump Start training near you, visit: www.microstrategy.com/jumpstart.

“Excellence in BI doesn’t start and end with selecting an enterprise software platform—it takes ongoing training and education to build an empowered user community capable of great things,” said Michael J. Saylor, CEO, MicroStrategy Incorporated. “We recognize that standing up an enterprise analytics platform is a long-term investment. We are excited about the Jump Start program and look forward to training customers, partners and prospective customers interested in using our newest and most innovative analytics technology to transform their data.”

MicroStrategy 10.5™ Empowers Organizations to Connect to More Enterprise Assets

In September 2016, MicroStrategy announced the general availability of MicroStrategy 10.5, the latest update to the company’s MicroStrategy 10 platform. The feature release delivered the industry’s latest drivers and gateways with new certifications to support more enterprise assets, allowing organizations to easily leverage their data investments. Beyond enhanced connectivity to data assets, MicroStrategy 10.5 delivered several features that make it easier to consume analytics across MicroStrategy Desktop, MicroStrategy Web™, MicroStrategy Mobile™ and Usher™.

“The latest edition of our platform makes MicroStrategy much more compelling to our enterprise customers and OEM partners who deploy business intelligence at a larger scale,” said Tim Lang, CTO of MicroStrategy Incorporated. “MicroStrategy 10.5 enables organizations to connect to enterprise resources with new native support for RESTful APIs, new connectivity to OData and SAS data files, and faster access to large volumes of data on Hadoop® and other distributed files systems. It also delivers an extensive list of new features for MicroStrategy Desktop, MicroStrategy Web, MicroStrategy Mobile and Usher.”

MicroStrategy 10.5 delivered an extensive collection of enhancements focused on empowering users to access more information and systems, including native support for RESTful APIs, connectivity to OData and SAS data files, and new certifications for more enterprise assets. Exciting new features for MicroStrategy Desktop and MicroStrategy Mobile in version 10.5 include improved visualizations and charts for MicroStrategy Mobile, customizable error messages on iOS mobile devices, and reduced memory footprint for MicroStrategy Desktop.

MicroStrategy 10.5 also introduced several new features for Usher, which is comprised of two main client interfaces: Usher Security™ and Usher Professional™. Usher Security is a mobile identity application that replaces physical IDs, passwords, keys and security tokens with secure digital badges. Usher Professional is an analytics and mobile productivity application that allows managers to monitor user activity on interactive maps and communicate in real-time. Usher’s new features include 2-way messaging between Usher Professional and Usher Security users, auto server configuration for Usher Security, and Usher Network Manager™.

MicroStrategy highlighted the functionalities of MicroStrategy 10.5 at its October 2016 Symposium Series, where Symposium attendees were able to learn about the new features in MicroStrategy 10.5. To learn more about MicroStrategy 10.5 and see the full list of new features across MicroStrategy Desktop, MicroStrategy Web and MicroStrategy Mobile, visit https://www.microstrategy.com/us/platform/whats-new.

MicroStrategy Presented at Strata + Hadoop World and Introduced New Partner Certification Program for Data Platform Vendors

In September 2016, MicroStrategy announced that it would sponsor and present at the Strata + Hadoop World Conference. The event took place over three days on September 27-29, 2016 at the Javits Center in New York City, New York. During the conference, MicroStrategy experts conducted live demos of MicroStrategy 10.5.

“Enterprise data assets have become increasingly larger and diverse, and choosing the right enterprise analytics solution that can perform and deliver in a dynamic marketplace is critically important. MicroStrategy 10 empowers users to access more data and allows organizations to easily leverage their technology investments,” said Mark Gambill, CMO at MicroStrategy Incorporated. “MicroStrategy 10 offers a holistic enterprise analytics platform with incredible horsepower for both IT and business users, and events like Strata + Hadoop World are an excellent place to test drive the platform in person.”

For the first time, MicroStrategy hosted TechTalks, an exclusive one-on-one session with an expert MicroStrategy Professional Services™ consultant at Strata + Hadoop World. MicroStrategy also introduced a Partner Certification Program at Strata + Hadoop. Data storage and platform vendors attending the event were able to enroll in this program to partner with and certify their offerings with MicroStrategy 10. Through this program, vendors can jointly work with MicroStrategy through a self-driven initiative and deliver certified drivers to new data sources. To enroll, vendors can submit their information here.

MicroStrategy Held its July 2016 Symposium Series

In July 2016, MicroStrategy’s Symposium Series took place in cities across North America, Europe, the Middle East and Asia. The Symposium Series offered IT and business users an opportunity to network, take workshops, and hear about real-world applications for MicroStrategy 10 from MicroStrategy customers such as Boston Children’s Hospital, Coach, Colis Privé, Dallas/Fort Worth International Airport, Huntington National Bank, IM Associates, Jabil Circuit, LifeWay Christian Resources, Parallon, Saint-Gobain Abrasives, Sutter Health, and T-Systems International. It also featured topics on analytics and mobile applications in retail, banking, higher education, healthcare and other sectors being transformed by big data.

Non-GAAP Financial Measure

MicroStrategy is providing a supplemental financial measure for income from continuing operations that excludes the impact of share-based compensation arrangements and restructuring activities. This financial measure is not a measurement of financial performance under generally accepted accounting principles in the United States (“GAAP”) and, as a result, this financial measure may not be comparable to similarly titled measures of other companies. Management uses this non-GAAP financial measure internally to help understand, manage and evaluate business performance and to help make operating decisions. MicroStrategy believes that this non-GAAP financial measure is also useful to investors and analysts in comparing its performance across reporting periods on a consistent basis because it excludes a significant non-cash expense that MicroStrategy believes is not reflective of its general business performance and restructuring charges that we believe are not reflective of ongoing operating results. In addition, accounting for share-based compensation arrangements requires significant management judgment and the resulting expense could vary significantly in comparison to other companies. Therefore, MicroStrategy believes the use of this non-GAAP financial measure can also facilitate comparison of MicroStrategy’s operating results to those of its competitors.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy (Nasdaq: MSTR) is a leading worldwide provider of enterprise software platforms. The Company’s mission is to provide enterprise customers with a world-class software platform and expert services so they can deploy unique intelligence applications. To learn more, visit MicroStrategy online, and follow us on Facebook and Twitter.

MicroStrategy, MicroStrategy Desktop, MicroStrategy 10, MicroStrategy 10.5, MicroStrategy Web, MicroStrategy Mobile, Usher, Usher Security, Usher Professional, Usher Network Manager and MicroStrategy Professional Services are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of market acceptance of MicroStrategy’s new offerings, including MicroStrategy 10.5; the impact on our business of the restructuring plan we adopted in the third quarter of 2014; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; fluctuations in tax benefits or provisions; the timing of significant orders; delays in or the inability of the Company to develop or ship new products; competitive factors; general economic conditions, including economic uncertainty in the retail industry, in which the Company has a significant number of customers; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MSTR-F

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses	$29,632	$27,511	$75,490	$77,634
Subscription services	7,639	6,546	22,775	20,285

Total product licenses and subscription services	37,271	34,057	98,265	97,919
Product support	72,460	71,392	212,408	211,444
Other services	20,165	24,087	61,380	76,984

Total revenues	129,896	129,536	372,053	386,347

Cost of revenues
Product licenses	2,370	2,680	6,828	5,895
Subscription services	3,219	3,075	9,667	9,800

Total product licenses and subscription services	5,589	5,755	16,495	15,695
Product support	3,959	3,174	10,919	9,734
Other services	13,387	15,755	42,445	52,265

Total cost of revenues	22,935	24,684	69,859	77,694

Gross profit	106,961	104,852	302,194	308,653

Operating expenses
Sales and marketing	39,169	36,403	113,448	109,142
Research and development	18,069	17,789	54,804	48,051
General and administrative	19,703	19,843	63,014	63,071
Restructuring costs	12	86	45	261

Total operating expenses	76,953	74,121	231,311	220,525

Income from operations	30,008	30,731	70,883	88,128
Interest income, net	507	116	1,449	129
Other (expense) income, net	(473)	766	(386)	2,601

Income before income taxes	30,042	31,613	71,946	90,858
Provision for income taxes	3,414	7,720	12,162	24,038

Net income	$26,628	$23,893	$59,784	$66,820

Basic earnings per share (1):	$2.33	$2.10	$5.23	$5.89

Weighted average shares outstanding used in computing basic earnings per share	11,431	11,365	11,422	11,345

Diluted earnings per share (1):	$2.31	$2.06	$5.20	$5.80

Weighted average shares outstanding used in computing diluted earnings per share	11,521	11,589	11,503	11,521

(1)	Basic and fully diluted earnings per share for class A and class B common stock are the same.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	September 30,	December 31,
	2016	2015*
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$365,555	$292,341
Restricted cash	566	618
Short-term investments	213,347	193,320
Accounts receivable, net	58,052	68,154
Prepaid expenses and other current assets	11,597	10,881

Total current assets	649,117	565,314
Property and equipment, net	59,668	65,664
Capitalized software development costs, net	9,997	15,855
Deposits and other assets	5,624	2,072
Deferred tax assets, net	11,103	7,989

Total Assets	$735,509	$656,894

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$26,064	$31,840
Accrued compensation and employee benefits	41,417	40,067
Accrued restructuring costs	2	56
Deferred revenue and advance payments	115,626	100,695

Total current liabilities	183,109	172,658
Deferred revenue and advance payments	15,151	8,995
Other long-term liabilities	17,221	19,943
Deferred tax liabilities	127	17

Total Liabilities	215,608	201,613

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 15,801 shares issued and 9,396 shares outstanding, and 15,771 shares issued and 9,366 shares outstanding, respectively	16	16
Class B convertible common stock, $0.001 par value; 165,000 shares authorized; 2,035 shares issued and outstanding, and 2,035 shares issued and outstanding, respectively	2	2
Additional paid-in capital	540,038	534,651
Treasury stock, at cost; 6,405 shares	(475,184)	(475,184)
Accumulated other comprehensive loss	(7,959)	(7,408)
Retained earnings	462,988	403,204

Total Stockholders’ Equity	519,901	455,281

Total Liabilities and Stockholders’ Equity	$735,509	$656,894

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended
	September 30,
	2016	2015
	(unaudited)	(unaudited)
Operating activities:
Net income	$59,784	$66,820
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,089	16,172
Bad debt expense	1,219	683
Unrealized net loss on foreign currency forward contracts	—	1,641
Non-cash restructuring costs and adjustments	—	(127)
Deferred taxes	(4,439)	11,015
Release of liabilities for unrecognized tax benefits	(394)	(61)
Share-based compensation expense	8,424	12,503
Excess tax benefits from share-based compensation arrangements	(1,208)	(963)
Reclassification of foreign currency translation adjustment from other comprehensive income	—	(280)
Changes in operating assets and liabilities:
Accounts receivable	8,983	19,511
Prepaid expenses and other current assets	(657)	3,377
Deposits and other assets	(3,905)	1,562
Accounts payable and accrued expenses	(4,668)	(4,933)
Accrued compensation and employee benefits	717	(10,275)
Accrued restructuring costs	(56)	(1,940)
Deferred revenue and advance payments	19,435	11,153
Other long-term liabilities	(2,288)	(2,415)

Net cash provided by operating activities	94,036	123,443
Investing activities:
Proceeds from redemption of short-term investments	273,520	316,000
Purchases of property and equipment	(1,560)	(3,352)
Purchases of short-term investments	(292,948)	(344,033)
Capitalized software development costs	—	(9,598)
Decrease in restricted cash	92	113

Net cash used in investing activities	(20,896)	(40,870)
Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	1,157	5,439
Payment of taxes relating to net exercise of employee stock options	(3,739)	—
Excess tax benefits from share-based compensation arrangements	1,208	963
Payments on capital lease obligations and other financing arrangements	(166)	(1,430)

Net cash (used in) provided by financing activities	(1,540)	4,972
Effect of foreign exchange rate changes on cash and cash equivalents	1,614	(4,276)

Net increase in cash and cash equivalents	73,214	83,269
Cash and cash equivalents, beginning of period	292,341	146,919

Cash and cash equivalents, end of period	$365,555	$230,188

MICROSTRATEGY INCORPORATED

REVENUE AND COST OF REVENUE DETAIL

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses and subscription services:
Product licenses	$29,632	$27,511	$75,490	$77,634
Subscription services	7,639	6,546	22,775	20,285

Total product licenses and subscription services	37,271	34,057	98,265	97,919

Product support	72,460	71,392	212,408	211,444
Other services:
Consulting	17,669	22,018	54,297	70,475
Education	2,496	2,069	7,083	6,509

Total other services	20,165	24,087	61,380	76,984

Total revenues	129,896	129,536	372,053	386,347

Cost of revenues
Product licenses and subscription services:
Product licenses	2,370	2,680	6,828	5,895
Subscription services	3,219	3,075	9,667	9,800

Total product licenses and subscription services	5,589	5,755	16,495	15,695

Product support	3,959	3,174	10,919	9,734
Other services:
Consulting	11,909	14,723	38,309	49,526
Education	1,478	1,032	4,136	2,739

Total other services	13,387	15,755	42,445	52,265

Total cost of revenues	22,935	24,684	69,859	77,694

Gross profit	$106,961	$104,852	$302,194	$308,653

MICROSTRATEGY INCORPORATED

DEFERRED REVENUE DETAIL

(in thousands)

	September 30,	December 31,	September 30,
	2016	2015*	2015
	(unaudited)		(unaudited)
Current:
Deferred product licenses revenue	$11,401	$13,506	$13,155
Deferred subscription services revenue	12,820	15,763	11,172
Deferred product support revenue	140,593	158,738	135,999
Deferred other services revenue	9,226	9,149	6,794

Gross current deferred revenue and advance payments	174,040	197,156	167,120
Less: unpaid deferred revenue	(58,414)	(96,461)	(51,616)

Net current deferred revenue and advance payments	$115,626	$100,695	$115,504

Non-current:
Deferred product licenses revenue	$9,918	$5,397	$6,344
Deferred subscription services revenue	1,594	2,138	808
Deferred product support revenue	6,394	7,607	6,962
Deferred other services revenue	763	795	1,166

Gross non-current deferred revenue and advance payments	18,669	15,937	15,280
Less: unpaid deferred revenue	(3,518)	(6,942)	(4,983)

Net non-current deferred revenue and advance payments	$15,151	$8,995	$10,297

Total current and non-current:
Deferred product licenses revenue	$21,319	$18,903	$19,499
Deferred subscription services revenue	14,414	17,901	11,980
Deferred product support revenue	146,987	166,345	142,961
Deferred other services revenue	9,989	9,944	7,960

Gross current and non-current deferred revenue and advance payments	192,709	213,093	182,400
Less: unpaid deferred revenue	(61,932)	(103,403)	(56,599)

Net current and non-current deferred revenue and advance payments	$130,777	$109,690	$125,801

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of non-GAAP income from operations:
Income from operations	$30,008	$30,731	$70,883	$88,128
Share-based compensation expense	3,349	4,546	8,424	12,503
Restructuring costs	12	86	45	261

Non-GAAP income from operations	$33,369	$35,363	$79,352	$100,892

MICROSTRATEGY INCORPORATED

WORLDWIDE EMPLOYEE HEADCOUNT

	September 30,	December 31,	March 31,	June 30,	September 30,
	2015	2015	2016	2016	2016
Subscription services	33	37	37	39	49
Product support	127	131	135	156	162
Consulting	480	467	455	452	458
Education	27	28	31	31	35
Sales and marketing	507	513	531	541	571
Research and development	464	461	499	532	528
General and administrative	301	310	317	314	317

Total headcount	1,939	1,947	2,005	2,065	2,120